UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934

Filed by the Registrant	☒	Filed by a Party other than the Registrant	☐

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☐	Preliminary Proxy Statement
☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
PREFERRED APARTMENT COMMUNITIES, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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October 19, 2020
Preferred Apartment Communities, Inc. (“PAC”) is holding a Special Meeting of Stockholders on November 5, 2020. The notice and proxy materials relating to this meeting were previously mailed to you on or about September 30, 2020. As of the date of this letter, we have not received your proxy for this important meeting. It is critical that your vote is received in time, so please authorize a proxy to vote your shares as soon as possible. As described below, you can quickly and easily cast your vote via phone, internet or mail.

PAC common stockholders are being asked to approve two amendments to PAC’s charter. Independent third-party groups Institutional Shareholder Services Inc. (“ISS”) and Glass Lewis & Co. have recommended a FOR vote on each of the proposals described below, and we urge you to vote your shares in favor of these proposed amendments.

The first proposal, if approved, will allow common stockholders to propose amendments to PAC’s bylaws, which the Board believes is a fundamental corporate governance change to enhance your rights as a stockholder.

The second proposal is to reduce the call option on PAC’s Series A Redeemable Preferred Stock from 10 years to 5 years. This proposal will permit PAC to strategically redeem the preferred stock and eliminate the 6% annual coupons paid on the redeemed preferred stock and provide PAC with greater balance sheet and expense control flexibility.

APPROVAL OF EACH PROPOSAL REQUIRES THE AFFIRMATIVE VOTE OF 66.67% OF THE COMPANY'S OUTSTANDING SHARES OF COMMON STOCK, SO EVERY VOTE COUNTS. IF YOU DO NOT VOTE OR AUTHORIZE A PROXY TO VOTE YOUR SHARES, IT WILL HAVE THE SAME EFFECT AS VOTING AGAINST THE PROPOSALS.

Since the time remaining is short, we urge you to sign, date and mail the enclosed proxy card as soon as possible. A postage-paid return envelope is enclosed for your convenience. You also can authorize a proxy to vote your shares by phone or internet by following the instructions on the enclosed proxy card. Should you have any questions regarding the proxy materials or the details of the two proposals, please feel free to contact our proxy solicitor, Georgeson Inc., toll free at 1 (866) 431-2096. Authorizing a proxy by phone or internet will help to reduce expenses incurred by the company and is the quickest and easiest way to vote.

We value you as a Preferred Apartment Communities stockholder. Thank you for your continued support.

Very truly yours,

Daniel M. DuPree
Executive Chairman of the Board of Directors

IF YOU HAVE ALREADY MAILED YOUR PROXY CARD OR AUTHORIZED A PROXY ONLINE OR BY PHONE, THANK YOU AND PLEASE DISREGARD THIS LETTER.

Statements about the impact of the preferred stock proposal are forward-looking statements. These statements involve risks and uncertainties that could cause actual results to differ, including those discussed in the proxy statement and this additional information, as well as those identified in PAC’s Form 10-K for the year ended December 31, 2019 and in subsequent filings with the Securities and Exchange Commission.